NOTICE OF GUARANTEED DELIVERY FOR

                               ARTISTdirect, Inc.
               Offer To Purchase For Cash 2,000,000 Shares Of Its
                     Common Stock, Par Value $0.01 Per Share
                   At A Purchase Price Not In Excess Of $1.50
                          Nor Less Than $1.25 Per Share

      As set forth in Section 3 of the Offer to Purchase, dated February 26, 2001, this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the tender offer if:

      (a) certificates representing shares of common stock, par value $0.01 per share, of ARTISTdirect, Inc., a Delaware corporation, cannot be delivered prior to the expiration date (as defined in Section 1 of the Offer to Purchase); or

      (b) the procedure for book-entry transfer cannot be completed before the expiration date (as defined in Section 1 of the Offer to Purchase); or

      (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the Depositary referred to below before the expiration date.

      This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

                     The Depositary for the tender offer is:

                          Mellon Investor Services LLC

                                                       By Overnight Delivery or
         By Mail:               By Hand Delivery:            Express Mail:
 Reorganization Department  Reorganization Department  Reorganization Department
       P.O. Box 3301         120 Broadway, 13th Floor     85 Challenger Road
South Hackensack, NJ 07606      New York, NY 10271         Mail Stop - Reorg
                                                       Ridgefield Park, NJ 07660

                     Facsimile Transmission: (201) 296-4293
                        (for eligible institutions only)

                      Confirm by telephone: (201) 296-4860

      Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than to the one listed above does not constitute a valid delivery. Deliveries to ARTISTdirect or the Information Agent for the tender offer will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to DTC (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

      This Notice of Guaranteed Delivery form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "eligible guarantor institution" (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders the above described shares to ARTISTdirect at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer, receipt of which are hereby acknowledged.

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             SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (See
                   Instruction 5 of the Letter of Transmittal)

      By checking ONE of the following boxes below instead of the box under "SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by ARTISTdirect for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

      Price (in U.S. Dollars) per share at which shares are being tendered:

            |_| $1.250 |_| $1.3125 |_| $1.375 |_| $1.4375 |_| $1.500

      Check only one box above. If more than one box is checked above, the shares will not be validly tendered.

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (See Instruction 5 of the Letter of Transmittal)

|_| The undersigned wants to maximize the chance of having ARTISTdirect purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares and is willing to accept the purchase price determined by ARTISTdirect in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $1.25. Do not check this box if you checked one of the boxes above under "Price (in U.S. Dollars) per share at which shares are being tendered." If you check this box and one or more of the above boxes, the shares will not be validly tendered.
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

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                                    ODD LOTS

      To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares of ARTISTdirect Common Stock (other than shares held in ARTISTdirect's Employee Stock Purchase Plan).

On the date hereof, the undersigned either (check one):

|_| was the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares; or

|_|   is a broker, dealer, commercial bank, trust company or other nominee that:

      (a) is tendering, for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and

      (b) believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of such shares.
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Signature(s): __________________________________________________________________

Daytime Area Code(s) and Telephone Number(s): __________________________________

Name(s) of Registered Holder(s) ________________________________________________
                                (Please Print)

Date: __________________, 2001

If shares will be delivered by book-entry transfer, provide the following information:

Certificate No.(s): _____________________    Account No.: ______________________

Address: _______________________________________________________________________
                               (Include Zip Code)


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

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17ad-15 under the Securities Exchange Act of 1934, as amended, each of the foregoing constituting an "eligible guarantor institution," guarantees the delivery to the Depositary of the shares tendered hereby, in proper form for transfer, or a confirmation that the shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, and any other required documents, all within three Nasdaq National Market trading days of the expiration date of the tender offer.

Name of Firm:

___________________________________

Authorized Signature:

___________________________________
Name:
Title:

Address:

___________________________________

___________________________________

Area Code and Telephone Number: _____________________

Dated: _______________________, 2001

Do not send share certificates with this Notice of Guaranteed Delivery. Share certificates should be sent with your Letter of Transmittal.


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